UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2021 (July 15, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NXTD	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective July 15, 2021, the board of directors of Nxt-ID, Inc., a Delaware corporation (the “Company”), formally appointed Mark Archer to the role of Interim Chief Financial Officer of the Company.

Mr. Archer currently serves as a Partner at FLG Partners, LLC (“FLG Partners”), a Silicon Valley chief financial officer services and board advisory consultancy firm. Mr. Archer, age 64, has over 40 years of financial and operational experience, including assignments in technology and consumer products companies. Prior to joining FLG Partners in April 2021, from 1997 to 2020, Mr. Archer served as Executive Vice President and Chief Financial Officer of Saxco International LLC, a leading US distributor of glass and other rigid packaging solutions to the wine, beer and spirits industries. Prior to his time at Saxco International LLC, from 2016 to 2018, Mr. Archer served as President and Chief Executive Officer of Swarm Technology LLC, a growth stage technology company developing proprietary software, using Internet of Things architecture, and manufacturing hardware for direct sales to the agricultural industry. Mr. Archer received both his B.S. degree in Business Administration and an M.B.A. in Finance from the University of Southern California.

In connection with Mr. Archer’s appointment as the Company’s Interim Chief Financial Officer, the Company entered into a consulting agreement, effective as of July 15, 2021, with FLG Partners (the “FLG Consulting Agreement”), pursuant to which the Company has agreed to pay FLG Partners $500 per hour for its expected short-term engagement of Mr. Archer's services as Interim Chief Financial Officer of the Company. The FLG Consulting Agreement also requires the Company to indemnify Mr. Archer and FLG Partners in connection with Mr. Archer’s services to the Company in such role. The FLG Consulting Agreement has an indefinite term and is terminable by each of the Company and FLG Partners upon 30 days’ advance written notice.

There are no arrangements or understandings between Mr. Archer and any other persons pursuant to which he was named as Interim Chief Financial Officer of the Company. There are also no family relationships between Mr. Archer and any director or executive officer of the Company and Mr. Archer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and its other periodic reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

2